           Agreement between Lockheed Martin Corporation Information Systems & Technologies ("Lockheed"), a Maryland Corporation, with offices at 640 Freedom Business Center, King of Prussia, PA 19406 and Information Resource Engineering Incorporated ("IRE"), a Delaware Corporation with offices at 8029 Corporate Drive, Baltimore, MD 21236, is made and effective on the date of the second signature affixed hereto.

           W I T N E S S E T H:

           WHEREAS, IRE designs, manufactures and markets enterprise network security products, including encrypting modem-related hardware, software and documentation, and key management services through its SafeNet/ Security Center;

           WHEREAS, Lockheed provides to its clients full service system integration services, program management, business reengineering, needs assessment, operational requirements, definition, design, development, installation, test, training, operations, client-server systems, distributed database and image management and open system planning and implementation;

           WHEREAS, Lockheed and IRE intend to cooperate in order to provide full service systems integration, hardware and software to serve the secure network solutions market for the financial services, insurance or systems integration markets.

           WHEREAS, Lockheed and IRE desire to initially establish terms to govern a joint marketing and selling program (the "Program") under which Lockheed and IRE may jointly market certain existing IRE/SafeNet Products and services to third parties ("Customers").

           NOW, THEREFORE, in consideration of the foregoing premises and the mutual promises and commitments set forth below the parties agree as follows:

1.0  DEFINITIONS

           As used herein, the following words or phrases have the following meanings:

           a. "Intellectual Property" means any and all inventions, improvements, enhancements, methods, designs, know-how, trade secrets, software, hardware, circuits, products, documentation, mask works, layouts, ornamental designs, trademarks, service marks, trade dress, company names, brand names, logos, and fictitious names, together with any and all worldwide vested and/or inchoate rights in and to any or all of the foregoing under any issued, pending and/or later filed applications for patent or copyright registration, trademark and/or service mark registration, utility models and/or any other form of protection of various forms of intellectual and/or industrial property recognized anywhere in the world including any and all rights of domestic and/or foreign priority, the right to sue and recover damages for infringements including, without limitation, any past infringements.

           b. "IRE Property" means any and all Intellectual Property owned by IRE as of the Effective Date or developed thereafter solely by or on behalf of IRE, and expressly excludes any Lockheed Property.

           c. "IRE/SafeNet Products" shall consist of the SafeNet/Dial, SafeNet/LAN, SafeNet/Security Center and SafeNet/Security Services.

           d. "Proprietary Information" means proprietary rights in, and to, all computer programs, source code, algorithms, software routines, microcode and other similar data pertaining to IRE/SafeNet Products.

           e. "Term" means the period from the Effective Date through the Termination Date.

           f. "Termination Date" means any date upon which this Agreement shall terminate in accordance with the terms hereof, or two years from the Effective Date, whichever is earlier.

2.0   SCHEDULES

           This Agreement contemplates the possible future execution by the parties of one or more Schedules. Each Schedule shall automatically be deemed to include all the terms and provisions of this Agreement, provided, however, that:

           (a)        The parties hereto may otherwise agree in writing; and

           (b) Whenever the provisions of a Schedule conflict with the provisions of this Agreement, the conflicting provisions of the Schedule shall control and take precedence over the conflicting provisions of this Agreement, but only for purposes of such Schedule and, except for such conflicting provisions of the Schedule, the terms and conditions of this Agreement shall not be deemed amended, modified, canceled, waived or released.

           (c) Each Schedule hereafter entered into by the parties pursuant to this Agreement shall incorporate this Agreement by reference.

3.0     PROGRAMS, PRODUCTS AND SERVICES

        3.1 Schedule A will govern sales and marketing activity under the Program. Schedule A identifies the IRE/SafeNet Products, technical consulting and other services that are included initially in the Program as well as the sales and marketing responsibilities of Lockheed. Lockheed and IRE may by joint agreement modify the pricing discounts or the list of its products or services included in the Program. For IRE products sold under the Program, IRE will provide its products and services to all qualified Customers (as defined in Schedule A) at the pricing discounts identified therein.

        3.2 The parties agree to promote, market, and advertise the existence and use of the Program to their respective sales forces.

         3.3 Subject to the terms and conditions of this Agreement, Lockheed agrees to purchase and, and IRE agrees to sell, the IRE/SafeNet Products, technical consulting and other services specified on Schedule A to this Agreement, and IRE hereby grants Lockheed the non-transferable, non-exclusive right to use the IRE/SafeNet Products to be sold, leased, rented, licensed or otherwise transferred by Lockheed to its Customers, including the right to sublicense software programs included in the IRE/SafeNet Products.

        3.4 Lockheed agrees to purchase from IRE during the term of this Agreement the minimum number of units and/or dollar amount of IRE/SafeNet Products and/or technical consulting and other services as specified on Schedule B hereto (the "Minimum Purchase Commitment"). Schedule B also sets forth an Additional Purchase Target which Lockheed, in good faith, intends to purchase from IRE. Lockheed's obligation to purchase IRE/SafeNet Products and/or technical consulting and other services characterized as an Additional Purchase Target will be dependent upon Lockheed's internal budgetary and program approvals.

           3.5 IRE shall make available to Lockheed those items of the following services, as are reasonably necessary, to support Lockheed's sales activities:
(i) technical engineering and sales assistance; (ii) assistance in outlining attainable markets and providing marketing direction; and (iii) IRE shall use its best efforts to convey to Lockheed the release dates for all of its products as set forth on its Schedule B as well as new and revised product versions.

4.0 Opportunities. For each opportunity, a baseline agreement will be developed between the parties and used as a guideline for the work to be performed by each party on behalf of the Customer. The parties shall mutually determine which party will take the lead or prime role, depending upon the circumstances and the skills necessary to satisfy the Customer's needs. Once the prime role is established, the prime party's sales representative will be responsible for interfacing with the prospective Customer on contract issues and for securing a signed contract document. Where a proposal from the parties results in an award, the prime contractor as designated in the proposal shall award a subcontract to the other party for the work outlined in the proposal unless directed otherwise by the prospective Customer. Reasonable efforts to retain the subcontractor party will be made by the prime contractor party.

5.0 Customer Relationships Each party shall act independently of the other party regarding Customer contacts, Customer accounts, and sales territories, Neither party shall represent the other party in any sales effort, unless otherwise agreed. All Customer lists and account information are considered the exclusive property of each party and will not normally be shared or released to the other party, however, in those instances where it is shared between the parties it will be handled as confidential information pursuant to the Nondisclosure Agreement set forth as Schedule C hereto. Post-sale Customers, unless otherwise agreed on an individual case basis, will have a direct relationship with Lockheed and IRE, for their respective services and goods. Unless otherwise agreed by the parties IRE will provide order entry capability for the IRE products and services offered in the Program.

6.0 IRE Products and Service Standards IRE will make its products available to Customers under the Program in accordance with Schedule A unless otherwise agreed with the Customer or Lockheed. IRE shall be exclusively responsible for establishing all terms and conditions, consistent with this Agreement, applicable to the sale of its products or services to Customers, including but not limited to all applicable warranty, maintenance, support, service and return policy requirements associated therewith. IRE agrees and warrants that all products and services under this Program will comply with any and all applicable laws and regulations of all applicable jurisdictions.

7.0 Program Management The parties will each appoint a Program Manager. The Program Managers will meet regularly during initial implementation of the Program. After initial implementation, the Program Managers will meet quarterly to update forecasts, improve Program management, and review strategy and Program performance.

8.0 Training The parties will provide sales training at no charge for their respective management, support, sales, and engineering personnel. In order to assist IRE marketing or sales personnel to target the best opportunities, a one day planning session will be conducted by Lockheed for select market areas in North

America. IRE will provide Lockheed with a similar one day seminar to convey appropriate product knowledge of the IRE/SafeNet Products and services. Additional future training will be provided as business conditions warrant. Each party will provide the requisite support to the other party in the pursuit of market of interest opportunities when such support is required.

9.0 Compliance With Laws and Business Practices. It is expressly understood and agreed that this Agreement, and any exports, sales, transfers, or any other disposition of IRE/SafeNet Products, to the extent incorporated in Lockheed Products, are subject to the laws and regulations of the United States. Specifically, contracts and orders placed for the Product may require advance U.S. Government Export approval or licensing, and, therefore all such contracts and orders are subject to the receipt of any necessary approvals and licenses. The parties hereto agree to solicit orders, and IRE agrees to process and ship orders, in accordance with all applicable laws and regulations.

10.0     Ownership of Intellectual Property.

         10.1 IRE Property. The parties acknowledge and agree that all IRE Property is and shall remain at all times the exclusive property of IRE, its successors and assigns. All rights and ownership of data, patents, patent applications, techniques, trade secrets, know-how, and other Intellectual Property developed in the course of or arising out of this Agreement shall be owned exclusively by IRE.

         10.2 Defense of Intellectual Property. IRE shall indemnify Lockheed and its customers and shall be solely responsible for defending any and all claims of third parties against IRE/SafeNet Products for infringement.

11.0     Warranties of the Parties to the Other.

         11.1 Ownership of IRE Products. IRE warrants to Lockheed and its customers that it owns or otherwise holds all rights necessary to make, use, sell, offer for sale, advertise and distribute the IRE/SafeNet Products free and clear from all claims, liens and encumbrances of third parties.

         11.2 Warranty. IRE hereby warrants to Lockheed that under normal use and service, IRE Products are free from defects in design and workmanship. Each party warrants to the other that the products and services delivered by such party for use in connection with the Project will be complete and in conformity with the products and or services regularly supplied by each to purchasers and lessees of its products.

         11.3  Product Warranty.   IRE/SafeNet Products shall be sold with a
warranty to be agreed upon between the parties hereto, essentially to the effect that such product will be free from defects in design, workmanship and material, with a time period (not to exceed one year) and on such other terms and conditions as are to be agreed upon between the parties. Subject to the limitations on warranty contained in this Agreement, IRE agrees to assume all liability for breach of such warranty to the extent that a breach of warranty relates solely to IRE Products. Subject to the limitations on warranty contained in this Agreement, Lockheed agrees to assume all liability for breach of such warranty to the extent that such breach relates to the assembly or configuration of other products or services sold by Lockheed.

         11.4 Limitation on Warranty. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH HEREIN AND EXCEPT FOR WARRANTY OF TITLE, NEITHER PARTY MAKES ANY OTHER WARRANTIES, EXPRESS OR IMPLIED TO THE OTHER WITH RESPECT TO ITS PRODUCTS.

EXCEPT AS OTHERWISE EXPRESSLY SET FORTH HEREIN, THERE ARE NO WARRANTIES OR ANY AFFIRMATIONS OF FACT OR PROMISES BY EITHER PARTY HERETO AS TO MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. USE OF SUCH PRODUCTS CONSTITUTES THE CONSENT OF THE OTHER PARTY HERETO TO ASSUME ALL RISKS OF SUCH USE AND TO HOLD THE OTHER HARMLESS FOR ANY DAMAGES OR CLAIM OF DAMAGES ARISING IN ANY MANNER FROM SUCH USE. THE EMPLOYEES OR AGENTS OF NEITHER PARTY HAVE ANY AUTHORITY TO MAKE ANY WARRANTY OR REPRESENTATION REGARDING THE MANNER OR BENEFITS OF USE OF ANY PRODUCT OTHER THAN THOSE EXPRESSLY SET FORTH IN THE SPECIFICATION FOR SUCH PRODUCT.

12.0     Term and Termination

         This Agreement shall commence on the effective date and shall terminate on its first anniversary, unless earlier terminated as provided below or extended by mutual agreement. Either party may terminate this Agreement on one hundred eighty (180) day's written notice to the other party. Termination shall have the effect of terminating the parties' obligations to continue any joint marketing activity hereunder. Customer contracts for provision of products and services that are in effect prior to the date of this Agreement's termination will be unaffected by a termination. Prior to the effective date of this Agreement's expiration and pursuant to notice, the parties will in good faith attempt to negotiate an appropriate transition for any joint sales activities underway prior the termination. Neither party shall have any obligation or liability to the other or to any third party by reason of the rightful or expiration of this Agreement.

13.0       Confidentiality

           The parties use and disclosure of proprietary information shall be subject to the terms of a Nondisclosure Agreement, executed by the parties and attached hereto as Schedule C. Information which is disclosed orally and identified as proprietary or confidential at the time of its disclosure shall be so identified in writing within 5 days of first disclosure. The terms of this provision shall survive termination of this Agreement.

14.0      Trademarks

          All IRE products offered for commercial sale in accordance with the Project shall be marked with the SafeNet mark on the package and otherwise in accordance with 35 U.S.C. Sec. 287, if applicable. Nothing in this Agreement shall be construed to grant either party any rights or license in or to the other party's trademarks, service marks, logos and other proprietary marks ("Trademarks") other than as set forth hereinabove. Neither party shall use the name, trademarks, trade names or service marks of the other party in any advertisement, promotional statement, sales literature or any other form of publicity or marketing without the prior written approval of the other party. The terms of this provision shall survive termination of this Agreement. Lockheed hereby acknowledges that it retains no right in or to the SafeNet trademark and IRE hereby acknowledges that it retains no right in or to any Lockheed trademarks.

15.0       Indemnification

           15.1 Subject to the limitations contained in Sec. 18, Lockheed shall indemnify, protect and save harmless IRE, its affiliates and subsidiaries from and against any and all loss, liability, damage and expense, including reasonable attorneys' fees arising out of and to the extent any third party demand, claim, or suit for personal injury, including death, or damage to tangible property arising or related solely to the Lockheed's negligent acts or omissions in performing its obligations under this agreement. IRE shall give Lockheed prompt notice of any such claim and Lockheed shall have the sole authority to defend or settle any and all claims arising under this section. Lockheed shall not be liable for any settlements or compromises unless Lockheed has approved such settlements or compromises in advance or the defense of the claims has been tendered to Lockheed and it failed to promptly undertake the defense.

           15.2 Subject to the limitations contained in Sec. 18, IRE shall indemnify, protect and save harmless Lockheed, its affiliates and subsidiaries from and against any and all loss, liability, damage and expense, including reasonable attorney's fees arising out of and to the extent any third party demand, claim, or suit for personal injury, including death, or damage to tangible property arising or related solely to IRE's negligent acts or omissions in performing its obligations under this agreement. Lockheed shall give IRE prompt notice of any such claim and IRE shall have the sole authority to defend or settle any and all claims arising under this section. IRE shall not be liable for any settlements or compromises unless IRE has approved such settlements or compromises in advance or the defense of the claims has been tendered to IRE and it failed to promptly undertake the defense.

16.0       Relationship of the Parties

           This Agreement is not intended to be, nor shall it be construed as, a joint venture, association, partnership, franchise or other form of business relationship. Neither party shall have nor hold itself out as having any right or power or authority to assume, create, or incur any expense, liability or obligation, expressed or implied, on behalf of the other party, except as expressly provided herein. Nothing in this Agreement shall prevent either Lockheed or IRE from entering into another agreement with a third party or any other joint marketing programs with a third party. Except as expressly agreed, each party shall bear its own costs and expenses incurred under or in conjunction with its performance of obligation contained in this Agreement.

17.0       Notices

           All notices, demands or consents required or permitted hereunder shall be in writing and shall be delivered, sent by facsimile (with confirmation copy by mail) or telex, or mailed to IRE at the address first set forth in the first paragraph of this Agreement and to Lockheed at 8201 Greensboro Drive, McLean, VA 22102 or at such other address as shall have been given to the other party in writing for the purposes of this clause. Such notices and other communications shall be deemed effective upon the earliest to occur of (i) actual delivery, (ii) five (5) days after mailing, addressed and postage prepaid, returned receipt requested, as aforesaid, or (iii) one (1) business day after transmission by telex, telegram or facsimile where receipt has been confirmed by the same type of transmission or in writing received by the sender.

18.0       Limitation on Liability

           Neither party shall be liable to the other for indirect, incidental, consequential, reliance, punitive, exemplary or special damages, including without limitation lost profits, regardless of the form of action. Terms of this provision shall survive termination of this Agreement.

19.0. Arbitration

           Any dispute or disagreement arising between the parties in connection with this Agreement, which is not settled to the mutual satisfaction of the parties within thirty (30) days (or such longer period as may be mutually agreed upon) from the date that either party informs the other in writing that such dispute or disagreement exists and that arbitration is desired by that party, shall be settled by arbitration in accordance with the J.A.M.S./ENDISPUTE Arbitration Rules and Procedures, as amended by this Agreement. The cost of the arbitration, including the fees and expenses of the arbitrator(s), will be shared equally by the parties unless the award otherwise provides. Each party shall bear the cost of preparing and presenting its case. The parties agree that this provisions and the arbitrator's authority to grant relief shall be subject to the United States Arbitration Act, 9 U. S.C. 1-16 et seq. ("USAA"), the provisions of this Agreement, and the ABA AAA Code of Ethics for Arbitrators in Commercial Disputes. The parties agree that the arbitrator(s)) shall have no power or authority to make awards or issue orders of any kind except as expressly permitted by this Agreement, and in no event shall the arbitrator(s) have the authority to make any award that provides for punitive or exemplary damages. The decision of the arbitrator(s) shall follow the plain meaning of the relevant documents, and shall be final and binding upon the parties. The award may be confirmed and enforced in any court of competent jurisdiction. All post-award proceedings shall be governed by the USAA.

20.0 Assignment

           Neither this Agreement nor any of the rights or obligations hereunder may be assigned, delegated, sublicensed or otherwise transferred by either party without the written consent of the other party except either party may at its sole discretion assign, delegate or subcontract performance of its obligations under this agreement to any other division, subsidiary, affiliate or successor entity of said party, notwithstanding any such assignment, the assigning party shall continue to be responsible for performance of this Agreement in accordance with the terms of this Agreement unless its responsibility is expressly excused by the other party.

21.0 Applicable Laws

This Agreement shall be governed by and construed in accordance with the laws of the State of New York without reference to its choice of law principles.

22.0 Publicity

           The parties agree to release the press announcement attached hereto as Schedule D upon execution by both parties of this Agreement. The parties agree that no other news releases, media statements, or other public announcements concerning the existence of this Agreement or any of its terms and conditions or performance obligations of the parties shall be made without the prior written approval of the other party.

23.0 Miscellaneous

           23.1 No modification, amendment, supplement to, or waiver of the Agreement or any of its provisions shall be binding upon the parties hereto unless made in writing and duly signed by an authorized representative of the party against whom enforcement thereof is sought. A failure or delay of either party to this Agreement to enforce any of the provisions thereof, to exercise any option which is herein provided, or to require performance of any provision hereof shall in no way be construed be a waiver of such provisions.

           23.2 If any provision of this Agreement shall be declared invalid, illegal, or unenforceable as a matter of law, then that provision shall be deemed void and of no effect and the remainder of the Agreement shall survive such event.



           23.3 The headings in this Agreement are for the purpose of reference only and shall not in any way limit or otherwise affect the meaning or interpretation of any of the terms hereof.

           23.4 This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

24.0 Entirety of Agreement

           This Agreement, together with its Schedules, constitutes the entire Agreement and supersedes all previous agreements, promises, representations, understandings, and negotiations between the parties, whether written or oral, with respect to the subject matter hereof

           IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives.

INFORMATION RESOURCE ENGINEERING, INC.       LOCKHEED MARTIN CORPORATION
                                             INFORMATION SYSTEMS & TECHNOLOGIES

/s/ A. A. CAPUTO                                       [SIG]
-------------------------                    ------------------------
Signature                                    Signature

Printed or Typed Name A. A. CAPUTO           Printed or Typed Name

Title C.E.O.                                            Title VICE PRESIDENT

Date 6/30/97                                            Date 6/30/97